Exhibit 99.1

For Immediate Release

SPAR Group, Inc. Reports 2025 Full Year and Fourth Quarter Results

Full Year Sales of $136 Million, Up 3.3% on Comparable Basis for the U.S. and Canada

CHARLOTTE, NC, March 31, 2026 – SPAR Group, Inc. (NASDAQ: SGRP) (“SGRP”, and together with its subsidiaries, “SPAR,” “SPAR Group” or the “Company”), an innovative services company offering comprehensive merchandising, marketing, and distribution solutions to retailers and brands throughout the United States and Canada, today reported financial results for the periods ended December 31, 2025.

William Linnane, President and Chief Executive Officer of SPAR Group, commented, “Fiscal 2025 was a transformational year for SPAR. Full-year net sales increased to $136 million, up 3.3% comparable growth across the U.S. and Canada segments over 2024. More importantly, we took decisive, disciplined actions to simplify the organization and position the Company for sustainable profitability. While the scope of change was significant, we deliberately worked to build a structurally leaner, profit-focused business.

“Over the course of the year, we finalized the work of exiting all global and joint venture arrangements, completed an enterprise-wide ERP implementation, relocated our headquarters, delivered meaningful cost reductions, and refreshed the C-suite and reduced our leadership layers. These actions were intentional and foundational. As a result, SPAR today is a markedly different company from a year ago, with a clear growth vision supported by a defined technology roadmap that informs our new go-to-market strategy.

“As we look ahead to 2026, we are encouraged by the quality of our business development pipeline and recent customer wins, supported by a disciplined focus on growth driven by people-centric expertise and strategic RetailTech partnerships. We have intentionally repositioned our sales strategy to focus on higher margin core merchandising work alongside new margin accretive tech-enabled services. We expect a rebound in our gross margin rates in 2026. We are deploying AI-enabled tools directly, and via partnerships, to identify and deliver efficiencies, bring to market new services, improving outcomes for our clients while enhancing operating leverage. The transformational work completed in 2025 provides a strong foundation as we execute the next phase of SPAR’s growth strategy and drive long-term shareholder value,” concluded Linnane.

Steven Hennen, Chief Financial Officer of SPAR Group, commented, “We were pleased with our full-year sales performance across the U.S. and Canada, driven by continued strength in our merchandising and remodeling services, and look forward to improving margin performance in 2026. Although not yet profitable in 2025, we maintained a strong focus on financial discipline, making meaningful progress in reducing overhead in the second half of the year, and sharpened our focus on cash generation and working capital management. A key priority in 2025 was establishing a leaner, more scalable cost structure by prudently managing controllable expenses. As part of this effort, we continue to target SG&A at below $6.5 million per quarter, excluding legal and other one-time items. Medium term, we plan to reduce SG&A to 15% or below. At the same time, we remain focused on generating positive cash flow and maintaining tight working capital controls. While our work is ongoing, we made meaningful progress in 2025 that will begin to show up in improving run-rate operating expenses in 2026.

“We also strengthened the Company’s balance sheet during the year by amending and extending our asset-based lending facilities, providing enhanced liquidity and flexibility to support future growth initiatives. These actions, along with a $4 million private debt raise in early 2026, position SPAR with improved financial resilience as we execute against our strategic priorities,” concluded Hennen.

Twelve Months 2025 Highlights

●

Net revenues were $136.1 million. On a comparable basis, net revenues for the U.S. and Canada were up 3.3%[1] compared to 2024. The prior year’s U.S. and Canada segment revenues aggregated $131.8 million, and full-year 2024 net revenues included non-comparable revenues related to joint venture divestitures totaling $31.8 million.

●	Consolidated Gross Margin was 15.9% of sales, a decline from 20.5% of sales in the prior year period driven by mix of services in the U.S.
●	Restructuring costs and severance of $4.8 million were recognized in the 2025 period compared to zero in the prior year.
●

Income tax expense of $4.1 million, with an effective rate of (19.8%), was impacted by a valuation allowance. This non-cash adjustment has no impact on current or future cash flow, liquidity, or debt covenants.

●

GAAP Net loss attributable to SPAR Group, Inc. was $24.6 million, or $1.04 per diluted share, compared to a net loss of $3.2 million, or $0.13 per diluted share, in the full year of fiscal 2024. The 2024 period includes a $2.5 million gain on sale. Non-GAAP adjusted diluted loss per common share attributable to SPAR Group Inc. was $0.45 compared to adjusted diluted income per common share attributable to SPAR Group Inc was $0.03.

●	Adjusted EBITDA loss attributable to SPAR Group, Inc. was $8.6 million, compared to the prior year of positive Adjusted EBITDA attributable to SPAR Group, Inc. of $5.6 million, or 3.4% of sales.

[1] Refer to the Geographic Data table in the Segment footnote of the Company’s Form 10-K for the fiscal year 2025.

Financial Position as of December 31, 2025

The Company’s financial position as of December 31, 2025 remained solid with positive working capital of $14.7 million, excluding the balance owed on the line of credit and the current portion of the long-term debt. This includes $3.3 million in cash and cash equivalents. For the twelve months ending December 31, 2025, net cash used by operating activities was $18.4 million.

Subsequent Event

Summary of Terms: On March 14, 2026, the Company entered into a $4 million unsecured three-year loan at a fixed rate of 8% per annum, payable monthly in cash. The loan is due in full on March 16, 2029. In connection with the loan, the Company issued 1 million shares of common stock at a price of $0.80 per share, and the proceeds of $800,000 will be applied to reduce the final principal payoff at the end of the 36-month term.

About SPAR Group, Inc.

SPAR Group is an innovative services company offering comprehensive merchandising, marketing and distribution solutions to retailers and brands throughout the United States and Canada. We provide resources and analytics that improve brand experiences and transform retail spaces. We offer a unique combination of scale and flexibility with a passion for client results that separates us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release (this "Press Release") contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (the "Corporation"' or "SGRP") and its subsidiaries (together with SGRP, "SPAR", "SPAR Group" or the "Company"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

Readers can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as "may," "will," "expect," "intend," "believe," "estimate," "anticipate," "continue," "plan," "project," or the negative or variations of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Corporation may include (without limitation) statements regarding risks, uncertainties, cautions, circumstances and other factors ("Risks"). Those Risks include (without limitation): potential or continued revenue growth, gross margin expansion, and continued favorable shift in service mix from remodeling toward merchandising services; continued and new long-standing relationships with retailers, distributors and manufacturers of consumer goods; successful results from merchandising partnerships and relationships with other companies, borrowing, repaying or guarantying the Company's recent unsecured loans or paying interest thereon; issuing the shares of the Corporation's 'Common Stock; the departure in 2025 of various of the Corporation's executives previously reported and the agreements made with them; potential non-compliance with applicable Nasdaq rules regarding minimum bid prices, the filing of periodic financial reports, director independence, holding annual meetings, or other rules; the impact of selling certain of the Corporation's subsidiaries; or any impact resulting from the Risks on revenues, earnings or cash; the Company's cash flows or financial condition; and plans, intentions, expectations. The Corporation's forward-looking statements also include (without limitation) statements made in "Business", "Risk Factors", "Cybersecurity", "Legal Proceedings", "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Controls and Procedures", and "Certain Relationships and Related Transactions, and Director Independence" in the Corporation's Annual Report for 2025 referenced below.

The information contained in this Press Release is made only as of the date hereof, even if subsequently made available by the Corporation on its website or otherwise. For additional information and risk factors that could affect the Company, see the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2025, as filed on March 31, 2026, by SGRP with the Securities and Exchange Commission (the "SEC"), and SGRP's Proxy Statement for its 2026 Annual Stockholders Meeting, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports and statements as and when filed with the SEC (including the Annual Report, Proxy Statement, Quarterly Reports, and Current Reports, each a "SEC Report").

You should carefully review and consider the Corporation's forward-looking statements (including all Risks and other cautions and uncertainties) and other information made, contained, noted or referenced in or incorporated by reference into this Press Release or any SEC Report, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, indebtedness, legal costs, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation, vendors, or other achievement, results, risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "Expectations"), and our forward-looking statements (including all Risks) and other information reflect the Corporation's current views about future events and circumstances. Although the Corporation believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Corporation, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Corporation's control). In addition, new Risks arise from time to time, and it is impossible for the Corporation to predict these matters or how they may arise or affect the Company. Accordingly, the Corporation cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Corporation's common stock.

These forward-looking statements reflect the Corporation's Expectations, views, Risks and assumptions only as of the date hereof, and the Corporation does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

Investor Relations Contact:

Sandy Martin or Phillip Kupper

Three Part Advisors

214-616-2207

smartin@threepa.com; pkupper@threepa.com

Financial Statements Follow

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net revenues	$22,017	$33,043	$136,104	$163,629
Cost of revenue	24,352	26,556	114,411	130,032
Gross profit	(2,335)	6,487	21,693	33,597
Selling, general and administrative expense	9,203	9,558	32,197	33,880
Restructuring costs and severance	747	-	4,765	-
(Loss) gain on sale of business	-	2,250	-	(2,536)
Depreciation and amortization	449	173	1,634	1,553
Operating (loss) income	(12,734)	(5,494)	(16,903)	700
Interest expense	694	544	2,415	2,191
Other expenses, net	774	(13)	1,235	171
Loss before income tax expense	(14,203)	(6,025)	(20,553)	(1,662)
Income tax expense	2,120	130	4,073	144
Loss from continuing operations	(16,323)	(6,155)	(24,626)	(1,806)

Discontinued Operations:
Income from discontinued operations	-	-	-	1,381
Loss on disposal of business	-	-	-	(1,188)
Income tax expense	-	-	-	(1,074)
Net loss from discontinued operations	-	-	-	(881)

Net loss	(16,323)	(6,155)	(24,626)	(2,687)
Net income attributable to non-controlling interest	-	451	-	(463)
Net loss attributable to SPAR Group, Inc.	$(16,323)	$(5,704)	$(24,626)	$(3,150)
Basic loss per common share attributable to SPAR Group, Inc. from continuing operations	$(0.68)	$(0.26)	$(1.04)	$(0.09)
Diluted loss per common share attributable to SPAR Group, Inc. from continuing operations	$(0.68)	$(0.26)	$(1.04)	$(0.09)
Basic loss per common share attributable to SPAR Group, Inc. from discontinued operations	$-	$-	$-	$(0.04)
Diluted loss per common share attributable to SPAR Group, Inc. from discontinued operations	$-	$-	$-	$(0.04)
Basic loss per common share attributable to SPAR Group, Inc.	$(0.68)	$(0.24)	$(1.04)	$(0.13)
Diluted loss per common share attributable to SPAR Group, Inc.	$(0.68)	$(0.24)	$(1.04)	$(0.13)
Weighted average common shares – basic	23,915	23,450	23,619	23,555
Weighted average common shares – diluted	23,915	23,450	23,619	23,555

SPAR Group, Inc. and Subsidiaries
Geographic Data
(unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net Revenues:
United States	$17,747	$26,924	$122,053	$117,507
Canada	4,270	3,607	14,051	14,305
Subtotal	22,017	30,531	136,104	131,812
South Africa	-	-	-	8,277
Mexico	-	2,512	-	12,235
China	-	-	-	2,698
Japan	-	-	-	3,778
India	-	-	-	4,829
Total net revenues	$22,017	$33,043	$136,104	$163,629

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2025	2024

Assets:
Current assets:
Cash and cash equivalents	$3,262	$18,221
Accounts receivable, net	27,006	24,766
Prepaid expenses and other current assets	1,168	3,009
Total current assets	31,436	45,996
Property and equipment, net	3,601	2,015
Operating lease right-of-use assets	4,861	630
Goodwill	856	856
Intangible assets, net	709	841
Deferred income taxes	18	4,259
Other assets	2,578	1,834
Total assets	$44,059	$56,431
Liabilities and equity
Current liabilities:
Accounts payable	$9,342	$8,767
Accrued expenses and other current liabilities	5,576	3,533
Customer incentives and deposits	1,221	892
Lines of credit and short-term loans	20,442	16,082
Current portion of long-term debt	500	500
Current portion of operating lease liabilities	643	276
Total current liabilities	37,724	30,050
Operating lease liabilities, less current portion	4,395	353
Deferred income taxes	34	-
Long-term debt	1,284	1,722
Total liabilities	43,437	32,125
Commitments and contingencies
Stockholders' equity:
Total stockholders’ equity	622	24,306
Total liabilities and stockholders’ equity	$44,059	$56,431

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(24,626)	$(2,687)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,634	1,553
Loss on property, plant and equipment disposal	47	-
Amortization of operating lease assets	476	545
Amortization of debt inssuance cost	62	-
Provision for expected credit losses	-	128
Deferred income tax expense (benefit)	3,819	(1,500)
Share-based compensation	140	137
Gain on disposal of businesses	-	(2,536)
Changes in operating assets and liabilities, net of business disposals:
Accounts receivable	(3,903)	(2,089)
Prepaid expenses and other assets	1,099	416
Accounts payable	414	7,459
Operating lease liabilities	(408)	(541)
Accrued expenses, other current liabilities and customer incentives and deposits	2,803	(1,124)
Net cash used in continuing operations	(18,443)	(239)
Net cash used in discontinued operations	-	(426)
Net cash used in operating activities	(18,443)	(665)

Cash flows from investing activities
Proceeds from sale of international operations, net of cash transferred	1,918	7,259
Purchases of property and equipment and internal use software	(2,978)	(1,129)
Net cash (used in) provided by investing activities of continuing operations	(1,060)	6,130
Net cash provided by investing activities of discontinued operations	-	3,751
Net cash (used in) provided by investing activities	(1,060)	9,881

Cash flows from financing activities
Borrowings under lines of credit	134,812	132,133
Repayments under lines of credit	(130,542)	(128,347)
Payment of notes to seller	(500)	(1,843)
Proceeds from the sale of treasury shares	756	-
Repurchase of common stock	-	(1,800)
Payments to acquire noncontrolling interests	-	(500)
Proceeds from long-term debt	-	15
Net cash provided by (used in) financing activities of continuing operations	4,526	(341)
Net cash used in financing activities of discontinued operations	-	(1,315)
Net cash provided by (used in) financing activities	4,526	(1,656)

Effect of foreign exchange rate changes on cash	18	(58)
Net (decrease)/increase in cash and cash equivalents	(14,959)	7,502
Cash and cash equivalents at beginning of year	18,221	10,719
Cash and cash equivalents at end of year	$3,262	$18,221

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) depreciation and amortization of long-lived assets, (ii) interest expense (iii) income tax expense, (iv) Board of Directors incremental compensation expense, (v) restructuring, (vi) impairment, (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations, (viii) and special items as determined by management. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net Loss attributable to SPAR Group, Inc. to

Adjusted Net Loss attributable to SPAR Group, Inc. Reconciliation

Diluted loss per share attributable to SPAR Group, Inc. to

Adjusted Diluted loss per share attributable to SPAR Group, Inc. Reconciliation

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net loss attributable to SPAR Group Inc.	$(16,323)	$(5,704)	$(24,626)	$(3,150)
Adjustments to Consolidated EBITDA (net of taxes)*	1,262	4,523	6,274	2,443
Deferred tax valuation allowance	5,722	-	7,622	-
Adjusted Net loss attributable to SPAR Group, Inc.	$(9,339)	$(1,181)	$(10,730)	$(707)

Diluted loss per common share attributable to SPAR Group, Inc.	$(0.68)	$(0.24)	$(1.04)	$(0.13)
Adjustments to Consolidated EBITDA per share (net of taxes)	0.29	0.19	0.59	0.10
Adjusted Diluted income per common share attributable to SPAR Group, Inc.	$(0.39)	$(0.05)	$(0.45)	$(0.03)

* 2025 Q4 Adjustments to Consolidated EBITDA include $747K related to restructuring & severance, share based compensation of $2K, non-recurring legal costs/settlements of $74k and $774K of other one-time expenses.  2024 Q4 Adjustments to Consolidated EBITDA includes a $2,250K loss on sale of businesses and $30K for stock based compensation,$3,614K for review of strategic alternatives, ($256K) related to restructuring & severance, $100k of non-recurring legal costs/settlements, and ($30K) of other one time expenses.  All of these are tax effected at 21% to compute the after tax value presented here.

SPAR Group, Inc.

Net Loss to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Loss from continuing operations	$(16,323)	$(6,155)	$(24,626)	$(1,806)
Depreciation and amortization	449	173	1,634	1,553
Interest expense	694	544	2,415	2,191
Income tax expense	2,120	130	4,073	144
EBITDA of discontinued operations	-	-	-	1,475
Subtotal of adjustments to loss from continuing operations	3,263	847	8,122	5,363
Consolidated EBITDA	(13,060)	(5,308)	(16,504)	3,557
Review of strategic alternatives	-	3,614	525	5,221
Loss (gain) on sale of business	-	2,250	-	(2,536)
Restructuring costs and severance	747	(256)	4,765	-
Legal costs/settlments - non-recurring	74	100	1,277	100
Share-based compensation	2	30	140	137
Other one-time expenese	775	(13)	1,235	171
Consolidated Adjusted EBITDA	(11,462)	417	(8,562)	6,650
Adjusted EBITDA attributable to non-controlling interest	-	875	-	(1,034)
Adjusted EBITDA attributable to SPAR Group, Inc.	$(11,462)	$1,292	$(8,562)	$5,616

Source: SPAR Group, Inc.